EXHIBIT 10.8

ADMINISTRATIVE SERVICES AGREEMENT

This ADMINISTRATIVE SERVICES AGREEMENT (this “Agreement”), dated as of December 30, 2025 (the “Effective Date”), is entered into by and among Independence Power Holdings, Inc., a Nevada corporation (“IPH”), Independence Power, Inc., a Texas corporation (“IPI”), KYMA Batteries LLC, a Delaware limited liability company (“KYMA,” and together with IPH and IPI, the “Company”), and IPAS Asset Management, LLC, a Delaware limited liability company (the “Advisor”). The Company and the Advisor are sometimes referred to herein, individually, each “Party” and, collectively, the “Parties.”

RECITALS:

WHEREAS, IPH is the sole owner of IPI and IPI is the sole owner of KYMA;

WHEREAS, KYMA operates a business that develops and operates power supply systems and equipment (such business, the “Business”);

WHEREAS, the Advisor has experience in the providing administrative and payroll services in and related to the Business;

WHEREAS, as a condition of and material inducement to the Company’s willingness to enter into this Agreement, the Advisor desires to provide any and all of the Services (as defined below) for the Company; and

WHEREAS, as a condition of and material inducement to the Advisor’s willingness to enter into this Agreement, the Company desires to provide the Advisor the Operating Expenses (as defined below), and the Administrative Services Fee (as defined below).

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Parties, intending to be legally bound by this Agreement, agree as follows:

AGREEMENT:

Section 1 Definitions. As used herein, the following terms shall have the meanings set forth below:

(a)	“Advisor” shall have the meaning set forth in the preamble.

(b)

 “Affiliate” shall mean, as to any Person, any other Person who owns beneficially, directly, or indirectly, one percent (1%) or more of the outstanding capital stock, shares, partnership interests, membership interests, or equity interests of such Person or of any other Person which controls, is controlled by, or is under common control with such Person or is an officer, retired officer, director, employee, partner, or trustee (excluding noninterested trustees not otherwise affiliated with the entity) of such Person or of any other Person which controls, is controlled by, or is under common control with, such Person.

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(c)	“Business” shall have the meaning set forth in the recitals.

(d)	“Fiscal Year” shall mean any period for which an income tax return is submitted to the Internal Revenue Service and which is treated by the Internal Revenue Service as a reporting period.

(e)

 “Operating Expenses” shall mean the aggregate annual expenses regarded as operating expenses in accordance with generally accepted accounting principles as determined by the Company. The Operating Expenses shall include the following:

(i) include the fair market value of services rendered by personnel provided by the Advisor to the Company;

(ii) salaries and wages of the Company’s personnel (including officers, and employees of the Company who are managers, officers, or employees of the Advisor or its Affiliates);

(iii) the cost of borrowing money incurred by the Company;

(iv) income taxes, taxes and assessments on real property and all other taxes applicable to the Company;

(v) expenses connected with communications to IPH’s shareholders and bookkeeping and clerical expenses for maintaining shareholder relations, including the cost of printing and mailing share certificates, proxy solicitation materials and reports;

(vi) transfer agent’s, registrar’s and indenture trustee’s fees and charges;

(vii) the cost of any accounting, statistical, bookkeeping, or computer equipment necessary for the maintenance of books and records of the Company;

(viii) rent, telephone, utilities, and office furnishings and other office expenses of the Advisor; and

(ix) the Advisor’s general and administrative expenses directly related to performance of its functions under this Agreement.

(f)

 “Person” shall mean and include individuals, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.

(g)

 All calculations made pursuant to this Agreement shall be based on statements (which may be unaudited, except as provided herein) prepared on an accrual basis consistent with generally accepted accounting principles, regardless of whether the Company may also prepare statements on a different basis.

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Section 2 Duties of the Advisor. The Advisor will be responsible for the day-to-day operations of the Company and shall provide such services and activities relating to the assets and operations, including, but not limited to (collectively, the “Services”):

(a)	human resources services including, but not limited to, staffing, recruiting, and training employees on behalf of the Company;

(b)	developing, advising, and establishing employee policies, including employee compensation and benefit plans;

(c)

information technology services including the management and maintenance of information technology resources and staffing to support information technology needs, the management of information security and communications systems, database support, disaster recovery, the support of core systems, the support of maintenance contracts, equipment and software, and the organization of an information technology helpdesk;

(d)

accounting services including accounting support services to assist in the maintenance of a system of accounting for the Company and the preparation of audited and unaudited balance sheets, statements of income and results of operations and cash flows;

(e)	processing and paying of payroll to the extent the Company has employees or contractors;

(f)	furnishing or obtaining and supervising the performance of the ministerial functions in connection with the administration of the day-to-day operations of the Company;

(g)	serving as the Company’s financial advisor and providing research, economic, and statistical data in connection with the Business;

(h)

consulting with the Company and furnishing the Company with advice and recommendations with respect to the making, acquiring (by purchase, investment, exchange or otherwise), holding and disposition (through sale, exchange, or otherwise) of assets;

(i)

obtaining for the Company such services as may be required in acquiring and disposing of assets and investments, disbursing and collection the funds of the Company, paying the debts and fulfilling the obligations of the Company, and handling, prosecuting, and settling any claims of the Company, including foreclosing and otherwise enforcing mortgage and other liens;

(j)	quarterly making reports to the Company regarding the Advisor’s performance of the Services;

(k)	making or providing appraisal reports, where appropriate, on investments or contemplated investments of the Company;

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(l)

assisting in preparation of reports and other documents necessary to satisfy the reporting and other requirements of any governmental bodies or agencies and to maintain effective communications with members of the Company; and

(m)

doing all things necessary to ensure its ability to render the services contemplated herein, including, without limitation, providing office space and office furnishings and personnel necessary for the performance of the foregoing services as the Advisor, all at its own expense, except as otherwise expressly provided for herein.

Section 3 Advisory Compensation. As compensation for the Advisor performing any and all of the Services and all other obligations arising hereunder, the Company shall pay to the Advisor the Operating Expenses paid by the Advisor, if any, plus Ten and 00/100 Dollars ($10.00) (the “Administrative Services Fee”).

Section 4 The Advisor’s Representations and Warranties.

(a)

Authorization. The Advisor represents and warrants to the Company that the Advisor: (i) is duly organized, validly existing, and in good standing under the laws of Delaware; (ii) is qualified and licensed to do business and in good standing in every jurisdiction where such qualification and licensing is required for purposes of this Agreement; (iii) has the full right, corporate power and authority to enter into this Agreement and to perform its obligations hereunder; (iv) has taken all necessary corporate action to authorize the execution of this Agreement by its representative whose signature is set out at the end hereof; and (v) no approval of any third party is required for the Advisor’s execution of and performance in accordance with this Agreement.

(b)

Binding; No Conflict. The Advisor represents and warrants to the Company that this Agreement constitutes a valid and binding obligation of the Advisor and does not, and shall not, constitute a breach of or default of any other law, order, rule, regulation, judgment, decree, agreement, or instrument by which the Advisor is bound or affected or to which the Advisor is a party.

(c)

No Partnership or Joint Venture. The Advisor represents and warrants to the Company that the Company and the Advisor are not partners or joint venturers with each other, and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on either Party.

Section 5 The Company’s Representations and Warranties.

(a)

Authorization. The Company represents and warrants to the Advisor that: (i) IPH is duly organized, validly existing, and in good standing under the laws of Nevada; (ii) IPI is duly organized, validly existing, and in good standing under the laws of Texas; (iii) KYMA is duly organized, validly existing, and in good standing under the laws of Delaware; (iv) the Company is qualified and licensed to do business and in good standing in every jurisdiction where such qualification and licensing is required for purposes of this Agreement; (v) the Company has the full right, corporate power and authority to enter into this Agreement and to perform its obligations hereunder; (vi) the Company has taken all necessary corporate action to authorize the execution of this Agreement by its representative whose signature is set out at the end hereof; and (vii) the Company no approval of any third party is required for the Company’s execution of and performance in accordance with this Agreement.

(b)

Binding; No Conflict. The Company represents and warrants to the Advisor that this Agreement constitutes a valid and binding obligation of the Company and does not, and shall not, constitute a breach of or default of any other law, order, rule, regulation, judgment, decree, agreement, or instrument by which the Company is bound or affected or to which the Company is a party.

(c)

No Partnership or Joint Venture. The Company represents and warrants to the Advisor that the Company and the Advisor are not partners or joint venturers with each other, and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on either Party.

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Section 6 Records. At all times, the Advisor shall keep proper books of account and records of the Company’s affairs which shall be accessible for inspection by the Company at any time during ordinary business hours.

Section 7 Additional Obligations of the Advisor. The Advisor shall refrain from any action that would violate any law, rule, regulation, or statement of policy of any governmental body or agency having jurisdiction over the Company or over its securities.

Section 8 Bank Accounts. The Advisor may establish and maintain one (1) or more bank accounts in its own name, and may collect and deposit into any such account or accounts, any money on behalf of the Company.

Section 9 Information Furnished Advisor. The Company shall furnish the Advisor with a certified copy of all financial statements, a signed copy of each report prepared by independent certified public accountants, and such other information with regard to the Company’s affairs as the Advisor may, from time to time, reasonably request.

Section 10 Statements. The Advisor shall furnish to the Company not later than December 31st of each year during the term of this Agreement, beginning on December 31, 2026, a statement showing the computation of the fees, if any, payable in respect to the next preceding calendar month (or, in the case of incentive compensation, for the preceding Fiscal Year, as appropriate) under this Agreement. The final settlement of incentive compensation for each Fiscal Year shall be subject to adjustment in accordance with, and upon completion of, the annual audit of the Company’s financial statements, any payment by the Company or repayment by the Advisor that shall be indicated to be necessary in accordance therewith shall be made promptly after the completion of such audit and shall be reflected in the audited statements to be published by the Company.

Section 11 Compensation for Additional Services. If and to the extent that the Company shall request the Advisor or any manager, officer, or employee of the Advisor to render services for the Company other than those required to be rendered by the Advisor hereunder, such additional services, if performed, will be compensated separately on terms to be agreed upon between such party and the Company from time to time.

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Section 12 Expenses of the Advisor. The Advisor shall pay any and all expenses that are not Operating Expenses of the Company.

Section 13 Expenses of the Company. The Company shall pay all of its expenses not assumed by the Advisor and, without limiting the generality of the foregoing, it is specifically agreed that the following expenses of the Company shall be paid by the Company and shall not be paid by the Advisor:

(a)

fees, salaries, and expenses paid to officers and employees of the Company who are not managers, officers or employees of the Advisor, or of any company that controls, is controlled by, or is under common control with the Advisor;

(b)	insurance, as required by the Company (including Company’s liability insurance, as applicable);

(c)	the expenses of organizing, revising, amending, converting, modifying, or termination the Company;

(d)	expenses connected with payments of dividends or interest or distributions in cash or any other form made, or caused to be made by the Company;

(e)	legal, accounting, investment banking, and auditing fees and expenses charged by independent parties performing these services not otherwise included in this Section 13;

(f)	expenses incurred by the Advisor, arising from the sales of Company’s products or services;

(g)

costs and expenses connected with computer services, including, but not limited to, employee or other personnel compensation, hardware and software costs, and related development and installation costs associated therewith;

(h)	costs and expenses associated with risk management (i.e. insurance relating to the Company’s assets);

(i)	loan refinancing compensation; and

(j)	expenses associated with special services requested by the Company pursuant to Section 11 hereof.

Section 14 Other Activities of Advisor. The Advisor, its officers or employees, or any of its Affiliates may engage in other business activities related to the Business or act as an advisor to any other person or entity and the Advisor and its officers or employees, and any of its Affiliates shall be free from any obligation to present to the Company any particular business opportunity that comes to the Advisor or such persons.

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Section 15 Term; Termination of Agreement. This Agreement shall continue in force until the first (1st) anniversary of the Effective Date, and, thereafter, this Agreement shall be automatically renewed from year to year by the Company. Notice of renewal shall be given in writing by the Company to the Advisor not less than sixty (60) days before the expiration of this Agreement or of any extension thereof. This Agreement may be terminated for any reason without penalty upon thirty (30) days written notice by the Company to the Advisor or thirty (30) days written notice by the Advisor to the Company. Notwithstanding the foregoing, however, in the event of any material change in the ownership, control, or management of the Advisor, the Company may terminate this Agreement without penalty and without advance notice to the Advisor.

Section 16 Entire Agreement. This Agreement by and between the Parties constitutes the entire agreement between the Parties and supersedes any other prior understandings, agreements, representations and warranties, by or between the Parties, written or oral, to the extent they related in any way to the subject matter of this Agreement.

Section 17 Amendments. This Agreement shall not be changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by the Parties, or their respective successors or assigns, or otherwise as provided herein.

Section 18 Assignment. This Assignment shall not be assigned by the Advisor without the prior consent of the Company. The Company may terminate this Agreement in the event of its assignment by the Advisor without the prior consent of the Company. Such an assignment or any other assignment of this Agreement shall bind the assignee hereunder in the same manner as the Advisor is bound hereunder. This Agreement shall not be assignable by the Company without the consent of the Advisor, except in the case of assignment by the Company to a limited partnership, limited liability company, association, trust, or other organization that is a successor to the Company. Such successor shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound hereunder.

Section 19 Default, Bankruptcy, etc. This Agreement shall be and become terminated immediately upon written notice of termination from the Company to the Advisor if any of the following events shall occur (such events, an “Events of Default”):

(a)	if the Advisor shall violate any provision of this Agreement, and after notice of such violation shall not cure such default within thirty (30) days; or

(b)

if the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee of the Advisor or of all or substantially all of its property by reason of the foregoing, or approving any petition filed against the Advisor for its reorganization, and such adjudication or order shall remain in force or unstayed for a period of thirty (30) days; or

(c)

if the Advisor shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the Federal bankruptcy laws, or for relief under any law for the relief of debtors, or shall consent to the appointment of a receiver of itself or of all or substantially all its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally, as they become due.

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The Advisor agrees that if any of the Events of Default specified in this Section 19 shall occur, it will give written notice thereof to the Company within seven (7) days after the occurrence of such event.

Section 20 Action Upon Termination. From and after the effective date of termination of this Agreement, the Advisor shall not be entitled to compensation for further services hereunder but shall be paid all compensation accruing to the date of termination. The Advisor shall forthwith upon such termination:

(a)	pay over to the Company all monies collected and held for the account of the Company pursuant to this Agreement;

(b)

deliver to the Company a full accounting, including a statement showing all payments collected by it and a statement of any monies held by it, covering the period following the date of the last accounting furnished to the Company; and

(c)	deliver to the Company all property and documents of the Company then in the custody of the Advisor.

Section 21 Miscellaneous. The Advisor shall be deemed to be in a fiduciary relationship to the Company. The Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action of the Company in following or declining to follow any advice or recommendations of the Advisor. Neither the Advisor, nor any of its members, its managers, officers, or employees, shall be liable to the Company, KYMA’s members, KYMA’s managers, IPI’s shareholders, IPI’s directors, IPH’s shareholders, IPH’s directors, or to any successor or assign of the Company for any losses arising from the operation of the Company if the Advisor had determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company and the liability or loss was not the result of negligence or misconduct by the Advisor. However, in no event will the managers, officers, or employees of the Advisor be personally liable for any act or failure to act unless it was the result of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

Section 22 Notice. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand, or one (1) day later if the sender receives confirmation of the facsimile transaction if transmitted by facsimile, or three (3) days after being mailed, registered or certified mail, return receipt requested, with postage prepaid, or one (1) business day after being mailed via overnight courier service, to the applicable Parties at the address or facsimile number, as applicable, stated below or if any Party shall have designated a different address or facsimile number by notice to the other Parties given as provided above, then to the last address or facsimile number so designated.

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If to the Company:

Independence Power Holdings, Inc.

Attn: Todd Parkin; Scott Stephenson

14114 Dallas Parkway, Suite 200

Dallas, Texas 75254

If to the Advisor:

IPAS Asset Management, LLC

Attn: Scott Stephenson

14114 Dallas Parkway, Suite 200

Dallas, Texas 75254

Section 23 GOVERNING LAW. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES, SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

Section 24 CONSENT TO JURISDICTION. SUBJECT TO SECTION 26 HEREOF, EACH PARTY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE DISTRICT OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF DALLAS, STATE OF TEXAS AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PARTY BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PARTY AT THE ADDRESS OF SUCH PARTY AS SET FORTH HEREIN AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

Section 25 WAIVER OF JURY TRIAL. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM, CAUSE OF ACTION, COUNTERCLAIM, OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING, OR OTHER HEARING BROUGHT BY ANY PARTY HEREIN BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. EACH PARTY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTERING INTO THIS AGREEMENT AND THAT EACH PARTY HERETO ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH PARTY HERETO WILL CONTINUE TO RELY ON THIS WAIVER IN ANY RELATED FUTURE DEALINGS BETWEEN THE PARTIES. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT EACH PARTY KNOWINGLY AND VOLUNTARILY WAIVES THEIR RESPECTIVE JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. EACH PARTY EXPRESSLY AGREES TO WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN CONNECTION WITH ANY MATTER RELATING TO THIS AGREEMENT.

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Section 26 ARBITRATION. ANY DISPUTE, CLAIM, OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION, ENFORCEMENT, INTERPRETATION, OR VALIDITY HEREOF, INCLUDING THE DETERMINATION OF THE SCOPE OR APPLICABILITY OF THIS AGREEMENT TO ARBITRATE, SHALL BE RESOLVED BY SUBMISSION TO ARBITRATION IN THE COUNTY OF DALLAS, STATE OF TEXAS, BEFORE AN ARBITRATOR SELECTED BY THE DALLAS JAMS SELECTION PROCEDURE (THE “ARBITRATOR”). THE ARBITRATION SHALL BE ADMINISTERED BY DALLAS JAMS, PURSUANT TO ITS COMPREHENSIVE ARBITRATION RULES AND PROCEDURES, AND IN ACCORDANCE WITH THE EXPEDITED PROCEDURES CONTAINED THEREIN. THE ARBITRATOR SHALL FOLLOW ANY APPLICABLE FEDERAL LAW AND TEXAS STATE LAW IN RENDERING AN AWARD. JUDGMENT ON THE AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION OVER THE DISPUTE, CLAIM, OR CONTROVERSY SUBMITTED TO SUCH ARBITRATION. THIS SECTION SHALL NOT PRECLUDE THE PARTIES FROM SEEKING PROVISIONAL REMEDIES IN AID OF ARBITRATION FROM A COURT OF COMPETENT JURISDICTION IN DALLAS COUNTY, TEXAS ONLY. FURTHER, THE PARTIES AGREE AND ACKNOWLEDGE THAT THE ARBITRATOR’S DECISION SHALL BE FINAL AND BINDING, TO THE FULLEST EXTENT PERMITTED BY LAW, AND ENFORCEABLE BY ANY COURT HAVING JURISDICTION THEREOVER.

Section 27 DISCLAIMER OF RELIANCE. EACH PARTY ACKNOWLEDGES THAT NONE OF THE PARTIES, NOR ANY AGENTS OR COUNSEL OF ANY OTHER PARTY, HAVE MADE ANY PROMISES, REPRESENTATIONS, OR WARRANTIES, EXPRESS OR IMPLIED, NOT CONTAINED HEREIN, TO INDUCE THE PARTIES’ EXECUTION OF THIS AGREEMENT. THE PARTIES ACKNOWLEDGE AND WARRANT THAT EACH PARTY IS NOT EXECUTING THIS AGREEMENT IN RELIANCE ON ANY PROMISE, REPRESENTATION, OR WARRANTY NOT CONTAINED HEREIN. THE PARTIES REPRESENT AND WARRANT THAT EACH PARTY HAS CONDUCTED AN INDEPENDENT INVESTIGATION AND THAT EACH PARTY HAS HAD THE OPPORTUNITY TO CONSULT WITH THE COUNSEL OF EACH PARTY’S CHOICE AND HAS SO CONSULTED. EACH PARTY SPECIFICALLY DISCLAIMS RELIANCE ON ANY REPRESENTATIONS MADE BY THE OTHER PARTY, EXCEPT FOR THOSE REPRESENTATIONS THAT ARE SPECIFICALLY REDUCED TO WRITING IN THIS AGREEMENT.

Section 28 Counterparts. This Agreement may be executed in one (1) or more identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile or digitally stored (e.g., PDF) copy of a signature shall be deemed an original signature for purposes of enforcement.

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IN WITNESS WHEREOF, the Company and the Advisor have executed this Agreement to be effective as of the Effective Date.

COMPANY: INDEPENDENCE POWER HOLDINGS, INC., a Nevada corporation

By:
Its:
Name:

INDEPENDENCE POWER, INC., a Texas corporation

By:
Its:
Name:

KYMA BATTERIES LLC, a Delaware limited liability company

By:
Its:
Name:

ADVISOR:

IPAS ASSET MANAGEMENT, LLC, a Delaware limited liability company

By:
Its:
Name:

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